Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2004

I, Nidal Z. Zayed, President and Chief Executive Officer, in connection with the Report on 10-Q of Telesource International, Inc. for the quarter ended March 31, 2008, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telesource International, Inc.

/s/ Nidal Zayed
Nidal Z. Zayed
President and Chief Executive Officer
Dated: May 15, 2008

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